Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2014

FRESNO, CALIFORNIA…July 16, 2014… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $5,309,000, and diluted earnings per common share of $0.48 for the six months ended June 30, 2014, compared to $3,070,000 and $0.30 per diluted common share for the six months ended June 30, 2013. Unless otherwise noted, material changes in year-over-year balance sheet data and operating performance in dollar (rather than percentage) terms for the six months ended June 30 were the result of the Visalia Community Bank (VCB) acquisition, which closed on July 1, 2013.
Net income increased 72.93%, primarily driven by an increase in net interest income in 2014 compared to 2013. Net interest income during the first six months of 2014 was positively impacted by the collection of nonaccrual loans totaling $1,846,000 which resulted in a recovery of interest income of $861,000.
Non-performing assets decreased by $3,144,000, or 40.43%, to $4,632,000 at June 30, 2014, compared to $7,776,000 at December 31, 2013. During the six months ended June 30, 2014, the Company’s shareholders’ equity increased $10,888,000, or 9.07%. The increase in shareholders’ equity was driven by the retention of earnings net of dividends paid and improvement in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI).

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Central Valley Community Bancorp -- page 2

During the first two quarters of 2014, the Company’s total assets increased 1.31%, and total liabilities increased 0.41% compared to December 31, 2013. The Company declared and paid $1,092,000 in cash dividends to holders of common stock during the first six months of 2014 ($0.10 per share). Annualized return on average equity (ROE) for the six months ended June 30, 2014 was 8.32%, compared to 5.27% for the six months ended June 30, 2013. The increase in ROE in the first six months of 2014 reflects an increase in net income, notwithstanding an increase in capital from an increase in AOCI and an increase in retained earnings as previously discussed. Annualized return on average assets (ROA) was 0.93% and 0.70% for the six months ended June 30, 2014 and 2013, respectively. The increase in ROA is due to an increase in net income, notwithstanding an increase in average assets.
During the six months ended June 30, 2014 the Company recorded a reverse provision for credit losses of $400,000. The Company did not record a provision during the six months ended June 30, 2013. During the six months ended June 30, 2014, the Company recorded $1,501,000 in net loan charge-offs, compared to $532,000 for the six months ended June 30, 2013. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.57% for the six months ended June 30, 2014, compared to 0.27% for the same period in 2013. The majority of the loans charged off during the six months ended June 30, 2014 were previously classified and sufficient funds were held in the allowance for credit losses as of December 31, 2013.
At June 30, 2014, the allowance for credit losses stood at $7,307,000, compared to $9,208,000 at December 31, 2013, a net decrease of $1,901,000 reflecting the net charge offs, the majority of which related to a nonaccrual commercial and industrial loan charged off in the first quarter which was reserved for as of December 31, 2013. The allowance for credit losses as a percentage of total loans was 1.34% at June 30, 2014, and 1.80% at December 31, 2013. Part of the decrease in the ALLL as a percentage of total loans is primarily due to the inclusion of $82,262,000 from VCB loans that were recorded at fair value in connection with the acquisition and therefore have no related allowance. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans as of June 30, 2014 was 1.58%. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at June 30, 2014.

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Central Valley Community Bancorp -- page 3

Total non-performing assets were $4,632,000, or 0.40% of total assets as of June 30, 2014, compared to $7,776,000, or 0.68% of total assets as of December 31, 2013. Total non-performing assets as of June 30, 2013 were $10,267,000 or 1.18% of total assets.
The following provides a reconciliation of the change in non-accrual loans for 2014.

(In thousands)	Balances December 31, 2013	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances June 30, 2014
Non-accrual loans:
Commercial and industrial	$335	$129	$(277)	$—	$(20)	$(129)	$38
Real estate	1,935	314	(995)	(235)	—	(183)	836
Equity loans and lines of credit	721	97	(242)	—	—	(59)	517
Consumer	—	23	(1)	—	—	—	22
Restructured loans (non-accruing):
Commercial and industrial	1,192	—	(145)	—	—	(1,047)	—
Real estate	384	—	(18)	—	—	—	366
Real estate construction and land development	1,450	—	(92)	—	—	—	1,358
Equity loans and lines of credit	1,565	6	(76)	—	—	—	1,495
Consumer	4	—	—	—	(4)	—	—
Total non-accrual	$7,586	$569	$(1,846)	$(235)	$(24)	$(1,418)	$4,632
The Company’s net interest margin (fully tax equivalent basis) was 4.17% for the six months ended June 30, 2014, compared to 3.85% for the six months ended June 30, 2013. The increase in net interest margin in the period-to-period comparison resulted primarily from an increase in the yield on the Company’s investment portfolio, the loan portfolio, and a decrease in the Company’s cost of funds.
For the six months ended June 30, 2014, the effective yield on total earning assets increased 26 basis points to 4.28% compared to 4.02% for the six months ended June 30, 2013, while the cost of total interest-bearing liabilities decreased 7 basis points to 0.19% compared to 0.26% for the six months ended June 30, 2013. The cost of total deposits decreased 5 basis points to 0.12% for the six months ended June 30, 2014, compared to 0.17% for the six months ended June 30, 2013.
For the six months ended June 30, 2014, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $113,975,000, or 28.39%, compared to the six months ended June 30, 2013.

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Central Valley Community Bancorp -- page 4

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.79% for the six months ended June 30, 2014, compared to 2.47% for the six months ended June 30, 2013. The increase in yield in the Company’s investment securities during 2014 resulted primarily from a decrease in the rate of prepayments on mortgage backed securities compared to the same period of 2013. Total average loans, which generally yield higher rates than investment securities, increased $128,458,000, from $394,890,000 for the six months ended June 30, 2013 to $523,348,000 for the six months ended June 30, 2014. The effective yield on average loans increased to 5.80% for the six months ended June 30, 2014, compared to 5.69% for the six months ended June 30, 2013.
Net interest income before the provision for credit losses for the six months ended June 30, 2014 was $20,004,000, compared to $13,723,000 for the six months ended June 30, 2013, an increase of $6,281,000 or 45.77%. Net interest income increased as a result of yield changes, the recovery of $861,000 of foregone interest income from the repayment of loans previously identified as nonaccrual, asset mix changes, and an increase in average earning assets, partially offset by an increase in interest-bearing liabilities, primarily as a result of the VCB acquisition.
Total average assets for the six months ended June 30, 2014 were $1,140,602,000 compared to $874,617,000, for the six months ended June 30, 2013, an increase of $265,985,000 or 30.41%. Total average loans increased $128,458,000, or 32.53% for the six months ended June 30, 2014 compared to the six months ended June 30, 2013. Total average investments, including deposits in other banks and Federal funds sold, increased to $515,443,000 for the six months ended June 30, 2014, from $401,468,000 for the six months ended June 30, 2013, representing an increase of $113,975,000 or 28.39%. Total average deposits increased $255,650,000 or 34.63% to $993,936,000 for the six months ended June 30, 2014, compared to $738,286,000 for the six months ended June 30, 2013. Average interest-bearing deposits increased $133,573,000, or 26.07%, and average non-interest bearing demand deposits increased $122,077,000, or 54.02%, for the six months ended June 30, 2014, compared to the six months ended June 30, 2013. The Company’s ratio of average non-interest bearing deposits to total deposits was 35.02% for the six months ended June 30, 2014, compared to 30.61% for the six months ended June 30, 2013.

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Central Valley Community Bancorp -- page 5

Non-interest income for the six months ended June 30, 2014 decreased $32,000 to $4,021,000, compared to $4,053,000 for the six months ended June 30, 2013, primarily driven by a decrease of $800,000 in net realized gains on sales and calls of investment securities, and a $190,000 decrease in loan placement fees, partially offset by a $259,000 increase in service charge income, a $220,000 increase in interchange fees, a $97,000 increase in Federal Home Loan Bank dividends, and a $209,000 increase in other income.
Non-interest expense for the six months ended June 30, 2014 increased $3,314,000, or 23.41%, to $17,470,000 compared to $14,156,000 for the six months ended June 30, 2013. The net increase year over year was a result of increases in salaries and employee benefits of $1,888,000, increases in occupancy and equipment expenses of $648,000, increases in data processing expenses of $321,000, increases in Internet banking expenses of $77,000, increases in regulatory assessments of $94,000, increases in ATM/Debit card expenses of $92,000, increases in license and maintenance contracts of $59,000, increases in advertising fees of $86,000, and other non-interest expense increases of $458,000. During the six months ended June 30, 2014, other non-interest expenses included increases of $50,000 in armored courier expenses, $3,000 in legal fees, $41,000 in appraisal fees, $33,000 in postage expenses, $21,000 in personnel expenses, $7,000 in donations, and $16,000 in stationery/supplies expenses, as compared to the same period in 2013.
The Company recorded an income tax expense of $1,646,000 for the six months ended June 30, 2014, compared to $550,000 for the six months ended June 30, 2013. The effective tax rate for the first six months of 2014 was 23.67% compared to 15.19% for the six months ended June 30, 2013. The increase in the effective tax rate during 2014 was primarily due to the loss of the tax credits related to the California enterprise zone program, offset by a slight increase in interest income on non-taxable investment securities. Beginning January 1, 2014, tax credits and deductions related to the California enterprise zone program were reduced due to legislative changes affecting the program.
Quarter Ended June 30, 2014
For the quarter ended June 30, 2014, the Company reported unaudited consolidated net income of $2,693,000 and diluted earnings per common share of $0.24, compared to $1,287,000 and $0.12 per diluted share for the same period in 2013. Net income for the immediately trailing quarter ended March 31, 2014 was $2,616,000, or $0.24 per diluted common share.

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Central Valley Community Bancorp -- page 6

The increase in net income during the second quarter of 2014 compared to the same period in 2013 was primarily driven by an increase in net interest income and a reverse provision for credit losses of $400,000, partially offset by increases in non-interest expense.
Annualized return on average equity (ROE) for the second quarter of 2014 was 8.27%, compared to 4.45% for the same period of 2013. The increase in ROE reflects an increase in net income notwithstanding an increase in capital from the retention of earnings net of dividends paid and improvement in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI). Annualized return on average assets (ROA) was 0.93% for the second quarter of 2014 compared to 0.59% for the same period in 2013. This increase is due to an increase in net income, notwithstanding an increase in average assets.
In comparing the second quarter of 2014 to the second quarter of 2013, average total loans increased by $133,171,000, or 33.37%. During the second quarter of 2014, the Company recorded $614,000 in net loan charge-offs compared to $112,000 in net loan recoveries for the same period in 2013. The net charge-off ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.46% for the quarter ended June 30, 2014 compared to (0.11)% for the quarter ended June 30, 2013.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended June 30, 2014.

(Dollars in thousands)	Balances March 31, 2014	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances June 30, 2014
Non-accrual loans:
Commercial and industrial	$76	$129	$(18)	$—	$(20)	$(129)	$38
Real estate	$965	$314	$(25)	$(235)	$—	$(183)	$836
Equity loans and lines of credit	422	97	(2)	—	—	—	517
Consumer	—	23	(1)	—	—	—	22
Restructured loans (non-accruing):
Commercial and industrial	215	—	(91)	—	—	(124)	—
Real estate	375	—	(9)	—	—	—	366
Real estate construction and land development	1,401	—	(43)	—	—	—	1,358
Equity loans and lines of credit	1,528	6	(39)	—	—	—	1,495
Consumer	—	—	—	—	—	—	—
Total non-accrual	$4,982	$569	$(228)	$(235)	$(20)	$(436)	$4,632

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Central Valley Community Bancorp -- page 7

The Company recorded $235,000 in OREO during the quarter ended June 30, 2014 which was disposed of prior to the end of the quarter.
Average total deposits for the second quarter of 2014 increased $261,866,000, or 35.35%, to $1,002,725,000, compared to $740,859,000 for the same period of 2013.
The Company’s net interest margin (fully tax equivalent basis) increased 25 basis points to 4.09% for the quarter ended June 30, 2014, compared to 3.84% and 4.24% for the quarters ended June 30, 2013 and March 31, 2014, respectively. Net interest income, before provision for credit losses, increased $3,027,000, or 44.01%, to $9,905,000 for the second quarter of 2014, compared to $6,878,000 for the same period in 2013. The increases in net interest margin and in net interest income in the period-to-period comparison resulted primarily from an increase in the yield on investment securities and a decrease in the Company’s cost of funds. Over the same periods, the cost of total deposits decreased 6 basis points to 0.11% compared to 0.17% in 2013.
For the quarter ended June 30, 2014, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $114,098,000, or 28.39%, compared to the quarter ended June 30, 2013 and increased by $1,139,000, or 0.22%, compared to the quarter ended March 31, 2014.
The effective yield on average investment securities including interest earning deposits in other banks and Federal funds sold, increased to 2.83% for the quarter ended June 30, 2014, compared to 2.49% for the quarter ended June 30, 2013 and 2.74% for the quarter ended March 31, 2014. Total average loans, which generally yield higher rates than investment securities, increased by $133,171,000 to $532,230,000 for the quarter ended June 30, 2014, from $399,059,000 for the quarter ended June 30, 2013 and increased by $17,851,000 from $514,379,000 for the quarter ended March 31, 2014. The effective yield on average loans decreased to 5.54% for the quarter ended June 30, 2014, compared to 5.61% and 6.08% for the quarters ended June 30, 2013 and March 31, 2014, respectively.
Total average assets for the quarter ended June 30, 2014 were $1,152,451,000 compared to $878,766,000 for the quarter ended June 30, 2013 and $1,128,628,000 for the quarter ended March 31, 2014, an increase of $273,685,000 and $23,823,000, or 31.14% and 2.11%, respectively.

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Central Valley Community Bancorp -- page 8

Total average deposits increased $261,866,000, or 35.35%, to $1,002,725,000 for the quarter ended June 30, 2014, compared to $740,859,000 for the quarter ended June 30, 2013. Total average deposits increased $17,676,000, or 1.79%, for the quarter ended June 30, 2014, compared to $985,049,000 for the quarter ended March 31, 2014. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.66% for the quarter ended June 30, 2014, compared to 30.53% and 35.38% for the quarters ended June 30, 2013 and March 31, 2014, respectively.
Non-interest income increased $217,000, or 11.88%, to $2,044,000 for the second quarter of 2014 compared to $1,827,000 for the same period in 2013. The second quarter of 2014 non-interest income included $64,000 in net realized gains on sales and calls of investment securities compared to $320,000 for the same period in 2013. For the quarter ended June 30, 2014, service charge income increased $149,000 and interchange fee income increased $129,000, compared to the same period in 2013. Loan placement fees decreased $83,000 during the second quarter of 2014, compared to the same period in 2013. Non-interest income for the quarter ended June 30, 2014 increased $67,000 to $2,044,000, compared to $1,977,000 for the quarter ended March 31, 2014.
Non-interest expense for the quarter ended June 30, 2014 increased $1,511,000, or 20.92%, to $8,734,000 compared to $7,223,000 for the quarter ended June 30, 2013. The net increase quarter over quarter was a result of increases in salaries and employee benefits of $871,000, increases in occupancy and equipment of $419,000, increases in data processing expenses of $174,000, partially offset by a decrease in acquisition and integration expenses of $380,000, and decreases in consulting and legal fees. Advertising expenses, audit and accounting fees, ATM/debit card expenses and Internet banking expenses also increased comparing the second quarter of 2014 to the same period in 2013. Non-interest expense for the quarter ended June 30, 2014 decreased $2,000 compared to $8,736,000 for the trailing quarter ended March 31, 2014.
“We are happy to report a very good second quarter in all key financial and asset quality metrics compared to the same quarter in 2013.  Additionally, we are pleased that investors are seeing the benefits of the focused efforts of our team, who strive for consistent earnings and returns to our shareholders,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

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Central Valley Community Bancorp -- page 9

“The July 1, 2013 merger with Visalia Community Bank has proved valuable to our overall growth this past year.  While the Central Valley of California is showing signs of growth, albeit slower than we would like, we are happy to report that the organic growth in average gross loans in the “legacy” bank increased slightly more than 10% over the same period of 2013 and the average deposits increased 12.40% in the “legacy” bank for that same period.  Net income has been hindered in the current low interest rate environment for loans and securities and there is still slow loan growth in consumer credit and commercial and industrial loans.  Loan increases have primarily come from our agriculture annual lines of credit usage, agriculture related business and commercial real estate. The drought in California will have some impact on certain agricultural yields this year due to less acreage planted, coupled with the cost of water and dependence on pumping ground water for our agricultural borrowers.  While we believe our agricultural borrowers are maximizing their resources for this crop year, water storage continues to be a long term problem and may become a more critical issue in the upcoming years if improved water solutions are not determined and increased rain and snow pack is not realized,” continued Doyle.
“Our succession planning is on schedule and going well with the addition of Jim Ford as President in the first quarter and the recent restructuring of titles and responsibilities within the existing Executive and Senior Management team.  The remainder of 2014 looks promising with opportunities for our Bank, our valued customers and team members, and for our shareholders,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, F. T. “Tommy” Elliott, IV, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Wanda L. Rogers is Director Emeritus.

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Central Valley Community Bancorp -- page 10

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share amounts)	2014	2013
	(Unaudited)
ASSETS
Cash and due from banks	$30,504	$25,878
Interest-earning deposits in other banks	36,096	85,956
Federal funds sold	295	218
Total cash and cash equivalents	66,895	112,052
Available-for-sale investment securities (Amortized cost of $434,162 at June 30, 2014 and $447,108 at December 31, 2013)	441,223	443,224
Held-to-maturity investment securities (Fair value of $33,666 at June 30, 2014)	31,711	—
Loans, less allowance for credit losses of $7,307 at June 30, 2014 and $9,208 at December 31, 2013	537,848	503,149
Bank premises and equipment, net	10,540	10,541
Other real estate owned	—	190
Bank owned life insurance	20,647	19,443
Federal Home Loan Bank stock	4,791	4,499
Goodwill	29,917	29,917
Core deposit intangibles	1,512	1,680
Accrued interest receivable and other assets	15,604	20,940
Total assets	$1,160,688	$1,145,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$351,341	$356,392
Interest bearing	657,871	647,751
Total deposits	1,009,212	1,004,143

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	15,390	16,294
Total liabilities	1,029,757	1,025,592
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 10,927,925 at June 30, 2014 and 10,914,680 at December 31, 2013	54,066	53,981
Retained earnings	72,565	68,348
Accumulated other comprehensive income (loss), net of tax	4,300	(2,286)
Total shareholders’ equity	130,931	120,043
Total liabilities and shareholders’ equity	$1,160,688	$1,145,635

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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In thousands, except share and per share amounts)	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,278	$5,435	$14,896	$10,846
Interest on deposits in other banks	44	29	97	59
Interest and dividends on investment securities:
Taxable	1,439	352	2,786	753
Exempt from Federal income taxes	1,434	1,398	2,836	2,736
Total interest income	10,195	7,214	20,615	14,394
INTEREST EXPENSE:
Interest on deposits	267	312	564	605
Interest on junior subordinated deferrable interest debentures	23	24	47	49
Other	—	—	—	17
Total interest expense	290	336	611	671
Net interest income before provision for credit losses	9,905	6,878	20,004	13,723
PROVISION FOR CREDIT LOSSES	(400)	—	(400)	—
Net interest income after provision for credit losses	10,305	6,878	20,404	13,723
NON-INTEREST INCOME:
Service charges	822	673	1,630	1,371
Appreciation in cash surrender value of bank owned life insurance	157	97	303	193
Interchange fees	342	213	629	409
Loan placement fees	131	214	189	379
Net (loss) gain on disposal of other real estate owned	(1)	—	63	—
Net realized gains on sales and calls of investment securities	64	320	333	1,133
Federal Home Loan Bank dividends	75	32	151	54
Other income	454	278	723	514
Total non-interest income	2,044	1,827	4,021	4,053
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,845	3,974	9,756	7,868
Occupancy and equipment	1,320	901	2,450	1,802
Data processing expense	463	289	913	592
ATM/Debit card expenses	160	109	310	218
License & maintenance contracts	128	100	258	199
Regulatory assessments	193	154	391	297
Advertising	153	80	308	222
Audit and accounting fees	175	136	307	271
Internet banking expenses	96	76	225	148
Acquisition and integration	—	380	—	513
Amortization of core deposit intangibles	84	50	168	100
Other expense	1,117	974	2,384	1,926
Total non-interest expenses	8,734	7,223	17,470	14,156
Income before provision for income taxes	3,615	1,482	6,955	3,620
PROVISION FOR INCOME TAXES	922	195	1,646	550
Net income	$2,693	$1,287	$5,309	$3,070
Preferred stock dividends and accretion	—	88	—	175
Net income available to common shareholders	$2,693	$1,199	$5,309	$2,895
Net income per common share:
Basic earnings per common share	$0.25	$0.13	$0.49	$0.30
Weighted average common shares used in basic computation	10,918,065	9,587,376	10,917,010	9,573,257
Diluted earnings per common share	$0.24	$0.12	$0.48	$0.30
Weighted average common shares used in diluted computation	10,999,663	9,644,938	10,996,572	9,629,771
Cash dividends per common share	$0.05	$0.05	$0.10	$0.10

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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2014	2014	2013	2013	2013
(In thousands, except share and per share amounts)
Net interest income	$9,905	$10,099	$9,192	$10,536	$6,878
Provision for credit losses	(400)	—	—	—	—
Net interest income after provision for credit losses	10,305	10,099	9,192	10,536	6,878
Total non-interest income	2,044	1,977	1,965	1,813	1,827
Total non-interest expense	8,734	8,736	8,538	8,991	7,223
Provision for income taxes	922	724	408	389	195
Net income	$2,693	$2,616	$2,211	$2,969	$1,287
Net income available to common shareholders	$2,693	$2,616	$2,123	$2,882	$1,199
Basic earnings per common share	$0.25	$0.24	$0.19	$0.26	$0.13
Weighted average common shares used in basic computation	10,918,065	10,915,945	10,914,296	10,899,086	9,587,376
Diluted earnings per common share	$0.24	$0.24	$0.19	$0.26	$0.12
Weighted average common shares used in diluted computation	10,999,663	10,998,630	10,980,390	10,958,811	9,644,938

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2014	2014	2013	2013	2013
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.34%	1.62%	1.80%	1.89%	2.37%
Nonperforming assets to total assets	0.40%	0.44%	0.68%	0.75%	1.18%
Total nonperforming assets	$4,632	$4,982	$7,776	$8,146	$10,267
Total nonaccrual loans	$4,632	$4,982	$7,586	$8,022	$10,267
Net loan charge-offs (recoveries)	$614	$887	$524	$(131)	$(112)
Net charge-offs (recoveries) to average loans (annualized)	0.46%	0.69%	0.41%	(0.10)%	(0.11)%
Book value per share	$11.98	$11.55	$11.00	$10.98	$10.83
Tangible book value per share	$9.11	$8.66	$8.10	$8.09	$8.34
Tangible common equity	$99,502	$94,655	$88,446	$88,333	$80,482
Interest and dividends on investment securities exempt from Federal income taxes	$1,434	$1,402	$1,449	$1,593	$1,398
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.09%	4.24%	3.92%	4.66%	3.84%
Return on average assets (2)	0.93%	0.93%	0.79%	1.11%	0.59%
Return on average equity (2)	8.27%	8.37%	7.04%	9.87%	4.45%
Loan to deposit ratio	54.02%	51.91%	51.02%	54.59%	54.84%
Tier 1 leverage - Bancorp	8.93%	8.63%	8.14%	8.86%	10.41%
Tier 1 leverage - Bank	8.89%	8.59%	8.09%	8.78%	10.24%
Tier 1 risk-based capital - Bancorp	14.73%	14.67%	13.88%	14.41%	17.35%
Tier 1 risk-based capital - Bank	14.68%	14.60%	13.79%	14.23%	17.06%
Total risk-based capital - Bancorp	15.81%	15.92%	15.13%	15.67%	18.61%
Total risk based capital - Bank	15.76%	15.85%	15.04%	15.48%	18.32%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Federal funds sold	$273	$219	$256	$273
Interest-bearing deposits in other banks	53,013	28,527	60,843	29,881
Investments	462,724	373,166	454,344	371,314
Loans (1)	527,177	388,431	517,500	384,277
Federal Home Loan Bank stock	4,714	3,826	4,607	3,838
Earning assets	1,047,901	794,169	1,037,550	789,583
Allowance for credit losses	(8,356)	(9,524)	(8,787)	(9,763)
Non-accrual loans	5,053	10,628	5,848	10,613
Other real estate owned	114	—	73	—
Other non-earning assets	107,739	83,493	105,918	84,184
Total assets	$1,152,451	$878,766	$1,140,602	$874,617

Interest bearing deposits	$655,150	$514,702	$645,875	$512,302
Other borrowings	5,155	5,226	5,155	6,143
Total interest-bearing liabilities	660,305	519,928	651,030	518,445
Non-interest bearing demand deposits	347,575	226,157	348,061	225,984
Non-interest bearing liabilities	14,368	17,008	13,928	13,623
Total liabilities	1,022,248	763,093	1,013,019	758,052
Total equity	130,203	115,673	127,583	116,565
Total liabilities and equity	$1,152,451	$878,766	$1,140,602	$874,617

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.25%
Interest-earning deposits in other banks	0.33%	0.40%	0.32%	0.40%
Investments	3.12%	2.65%	3.12%	2.64%
Loans	5.54%	5.61%	5.80%	5.69%
Earning assets	4.20%	4.01%	4.28%	4.02%
Interest-bearing deposits	0.16%	0.24%	0.18%	0.24%
Other borrowings	1.79%	1.84%	1.84%	2.17%
Total interest-bearing liabilities	0.18%	0.26%	0.19%	0.26%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.09%	3.84%	4.17%	3.85%

(1)	Average loans do not include non-accrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $739 and $720 for the three months ended June 30, 2014 and 2013, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,460 and $1,410 for the six months ended June 30, 2014 and 2013, respectively.